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                                                                   Exhibit 1(r)

                             ARTICLES SUPPLEMENTARY

                                       TO

            THE ARTICLES OF INCORPORATION OF BNY HAMILTON FUNDS, INC.

          BNY Hamilton Funds, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

              FIRST: Immediately prior to the filing of these Articles Supplementary (i) the Corporation was authorized to issue thirty-two billion (32,000,000,000) shares of capital stock designated as Common Stock and having a par value of one tenth of one cent ($.001) per share for an aggregate par value of thirty-two million dollars ($32,000,000),
         (ii) the authorized shares of Common Stock were previously classified by the Board of Directors and were allocated among the Corporation's twenty series as follows:

                  BNY Hamilton Enhanced Income Fund
                      Institutional Class                            400,000,000
                      Investor Class                                 400,000,000

                  BNY Hamilton Equity Income Fund
                      Institutional Class                            200,000,000
                      Investor Class                                 200,000,000

                  BNY Hamilton Intermediate
                  Government Fund
                      Institutional Class                            200,000,000
                      Investor Class                                 200,000,000

                  BNY Hamilton Intermediate New
                  York Tax-Exempt Fund
                      Institutional Class                            200,000,000
                      Investor Class                                 200,000,000

                  BNY Hamilton Money Fund
                      Hamilton Class                               7,000,000,000
                      Premier Class                                3,000,000,000
                      Classic Class                                3,000,000,000

                  BNY Hamilton Treasury Money Fund
                      Hamilton Class                               2,000,000,000
                      Premier Class                                2,000,000,000
                      Classic Class                                2,000,000,000

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                  BNY Hamilton New York Tax-Exempt Money Fund
                      Hamilton Class                               2,000,000,000
                      Premier Class                                2,000,000,000
                      Classic Class                                2,000,000,000

                  BNY Hamilton Large Cap Growth Fund
                      Institutional Class                            200,000,000
                      Investor Class                                 200,000,000

                  BNY Hamilton Small Cap Growth Fund
                      Institutional Class                            200,000,000
                      Investor Class                                 200,000,000

                  BNY Hamilton International Equity Fund
                      Institutional Class                            200,000,000
                      Investor Class                                 200,000,000

                  BNY Hamilton Intermediate Investment Grade Fund
                      Institutional Class                            200,000,000
                      Investor Class                                 200,000,000

                  BNY Hamilton Intermediate Tax-Exempt Fund
                      Institutional Class                            200,000,000
                      Investor Class                                 200,000,000

                  BNY Hamilton Large Cap Value Fund
                      Institutional Class                            200,000,000
                      Investor Class                                 200,000,000

                  BNY Hamilton Large Cap Growth CRT Fund             200,000,000

                  BNY Hamilton Small Cap Growth CRT Fund             200,000,000

                  BNY Hamilton International

                  Equity CRT Fund                                    200,000,000

                  BNY Hamilton S&P 500 Index Fund
                      Institutional Class                            200,000,000
                      Investor Class                                 200,000,000

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                  BNY Hamilton U.S. Bond Market Index Fund
                      Institutional Class                            200,000,000
                      Investor Class                                 200,000,000

                  BNY Hamilton Multi-Cap Equity Fund
                      Institutional Class                            200,000,000
                      Investor Class                                 200,000,000

                  BNY Hamilton High Yield Fund
                      Institutional Class                            200,000,000
                      Investor Class                                 200,000,000

and (iii) the remaining four hundred million (400,000,000) authorized shares of Common Stock were undesignated as to series or class.

     SECOND: Acting pursuant to authority granted to the Board of Directors in Article FIFTH of the Corporation's Articles of Incorporation, as amended, and
Section 2-105(c) of the Maryland General Corporation Law to increase or decrease the aggregate number of shares of its Common Stock and of each series thereof, the Board of Directors has (i) increased the number of shares of Common Stock, par value of one tenth of one cent ($.001) per share, that the Corporation has the authority to issue by three billion (3,000,000,000) shares, from 32,000,000,000 to 35,000,000,000 shares, and (ii) created and provided for the issuance of an additional class of shares of twelve series of the Corporation, which are designated as "Class C Shares." The classes so created shall consist, until further changed, of the number of shares allocated to such classes by the Board of Directors as set forth below (which includes the re-designation of "Investor Class" of twelve series of the Corporation as "Class A Shares" pursuant to Articles of Amendment to the Corporation's Articles of Incorporation, dated the date hereof) with the result that the authorized shares of Common Stock are now allocated as follows:

                  BNY Hamilton Enhanced Income Fund
                      Institutional Class                            400,000,000
                      Class A Shares                                 400,000,000
                      Class C Shares                                 400,000,000

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                  BNY Hamilton Equity Income Fund
                      Institutional Class                            200,000,000
                      Class A Shares                                 200,000,000
                      Class C Shares                                 200,000,000

                  BNY Hamilton Intermediate
                  Government Fund
                      Institutional Class                            200,000,000
                      Class A Shares                                 200,000,000
                      Class C Shares                                 200,000,000

                  BNY Hamilton Intermediate New
                  York Tax-Exempt Fund
                      Institutional Class                            200,000,000
                      Class A Shares                                 200,000,000
                      Class C Shares                                 200,000,000

                  BNY Hamilton Money Fund
                      Hamilton Class                               7,000,000,000
                      Premier Class                                3,000,000,000
                      Classic Class                                3,000,000,000

                  BNY Hamilton Treasury Money Fund
                      Hamilton Class                               2,000,000,000
                      Premier Class                                2,000,000,000
                      Classic Class                                2,000,000,000

                  BNY Hamilton New York Tax-Exempt Money Fund
                      Hamilton Class                               2,000,000,000
                      Premier Class                                2,000,000,000
                      Classic Class                                2,000,000,000

                  BNY Hamilton Large Cap Growth Fund
                      Institutional Class                            200,000,000
                      Class A Shares                                 200,000,000
                      Class C Shares                                 200,000,000

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                  BNY Hamilton Small Cap Growth Fund
                      Institutional Class                            200,000,000
                      Class A Shares                                 200,000,000
                      Class C Shares                                 200,000,000

                  BNY Hamilton International Equity Fund
                      Institutional Class                            200,000,000
                      Class A Shares                                 200,000,000
                      Class C Shares                                 200,000,000

                  BNY Hamilton Intermediate Investment Grade Fund
                      Institutional Class                            200,000,000
                      Class A Shares                                 200,000,000
                      Class C Shares                                 200,000,000

                  BNY Hamilton Intermediate Tax-Exempt Fund
                      Institutional Class                            200,000,000
                      Class A Shares                                 200,000,000
                      Class C Shares                                 200,000,000

                  BNY Hamilton Large Cap Value Fund
                      Institutional Class                            200,000,000
                      Class A Shares                                 200,000,000
                      Class C Shares                                 200,000,000

                  BNY Hamilton Large Cap Growth CRT Fund             200,000,000

                  BNY Hamilton Small Cap Growth CRT Fund             200,000,000

                  BNY Hamilton International

                  Equity CRT Fund                                    200,000,000

                  BNY Hamilton S&P 500 Index Fund
                      Institutional Class                            200,000,000
                      Investor Class                                 200,000,000

                  BNY Hamilton U.S. Bond Market Index Fund
                      Institutional Class                            200,000,000
                      Investor Class                                 200,000,000

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                  BNY Hamilton Multi-Cap Equity Fund
                      Institutional Class                            200,000,000
                      Class A Shares                                 200,000,000
                      Class C Shares                                 200,000,000

                  BNY Hamilton High Yield Fund
                      Institutional Class                            200,000,000
                      Class A Shares                                 200,000,000
                      Class C Shares                                 200,000,000

and the remaining eight hundred million (800,000,000) authorized shares of Common Stock remain undesignated as to series or class.

     THIRD: The terms of the shares of each series, and class thereof, designated above are as set forth in the Corporation's Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland on May 1, 1992, as amended by Articles of Amendment, dated June 29, 1992, January 22, 1997, May 22, 2002 and January 26, 2004 and supplemented by Articles Supplementary, dated June 29, 1994, August 15, 1995, January 22, 1997, April 30, 1999, September 20, 1999, February 17, 2000, February 27, 2001, April 4, 2001,
November 14, 2001, March 26, 2002, May 22, 2002 and February 25, 2003.

     FOURTH: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.

     FIFTH: After giving effect to the foregoing, the total number of shares of capital stock that the Corporation has authority to issue is thirty-five billion (35,000,000,000) shares, par value one tenth of one cent ($.001) per share for an aggregate par value of thirty-five million dollars ($35,000,000).

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     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Chief Executive Officer and witnessed by its Assistant Secretary on January 26, 2004.

WITNESS:                                    BNY HAMILTON FUNDS, INC.

By:_________________________                By:_________________________
Name:  Kim Grundfast                        Name:  Kevin J. Bannon
Title: Assistant Secretary                  Title: Chief Executive Officer

     THE UNDERSIGNED, Kevin J. Bannon of BNY Hamilton Funds, Inc., who executed on behalf of the Corporation Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                            ____________________________________
                                            Name:  Kevin J. Bannon

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